Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2023, with respect to the consolidated financial statements included in the Annual Report of The Real Good Food Company, Inc. on Form 10-K for the year ended December 31, 2022. We consent to the incorporation by reference of said report in the Registration Statement of The Real Good Food Company, Inc. on Forms S-8 (File No. 333-264209 and File No. 333-260930).

/s/ Grant Thornton LLP

Newport Beach, California

March 31, 2023